EXHIBIT 11 - Statement Re:  Computation of Earnings Per Share

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


                                             Three Months Ended           Nine Months Ended
                                               September 30,                September 30,
(In thousands)                                1997       1996(1)           1997     1996(1)
--------------                                ----       -------           ----     -------
Primary
    Average shares outstanding ......          16,912    17,380             16,993    17,714
    Common stock equivalents:
        Net effect of the assumed
        exercise of stock options and
        stock warrants based on
        average market price ........             339       439                345       447
                                              -------   -------            -------   -------

Primary average shares ..............          17,251    17,819             17,338    18,161
                                              =======   =======            =======   =======

Net income applicable to common
    shares ..........................         $ 5,375   $ 3,754            $14,043   $10,527

Primary net income per share ........         $   .31   $   .21            $   .81   $   .58


Fully diluted
    Average shares outstanding ......          16,912    17,380             16,993    17,714
    Common stock equivalents:
        Net effect of the assumed
        exercise of stock options and
        stock warrants based on end
        of period market price ......             363       462                364       456
                                              -------   -------            -------   -------

Fully diluted average shares ........          17,275    17,842             17,357    18,170
                                              =======   =======            =======   =======

Net income applicable to common
    shares ..........................         $ 5,375   $ 3,754            $14,043   $10,527

Fully diluted net income per share ..         $   .31   $   .21            $   .81   $   .58


(1) Share figures for 1996 have been restated for the 10% stock dividend issued in December 1996.

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